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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-91676, 333-02966, 333-39229, 333-39601,
333-40584, 333-43347, 333-43349, 333-43351, 333-65185, 333-76068 and 333-81683)
and on Forms S-3 (File Nos. 333-62154 and 333-86642) of The BISYS Group, Inc. of our report dated July 29, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
September 19, 2003